                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MALAN REALTY INVESTORS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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


                          MALAN REALTY INVESTORS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            TO BE HELD MAY 15, 1997


To the Shareholders of
  Malan Realty Investors, Inc.

     The Annual Meeting of Shareholders of MALAN REALTY INVESTORS, INC. (the "Company") will be held on Thursday, May 15, 1997, at the Community House, 380 South Bates Street, Birmingham, Michigan at 10 o'clock in the forenoon, local time, for the following purposes:

      1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

      2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997; and

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof (the "Meeting").


                                        By Order of the Board of Directors



                                        ANTHONY S. GRAMER,
                                        President

Birmingham, Michigan
March 28, 1997



SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                          MALAN REALTY INVESTORS, INC.
                              30200 TELEGRAPH ROAD
                        BIRMINGHAM, MICHIGAN 48025-4503

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1997

     This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Malan Realty Investors, Inc. (the "Company"), for use at the annual meeting of shareholders and at any adjournments or postponements thereof (the "Meeting") to be held, for the purposes set forth in the accompanying Notice of Annual Meeting, on Thursday, May 15, 1997, at the Community House, 380 South Bates Street, Birmingham, Michigan at 10 o'clock in the forenoon, local time. The Company expects to mail this Proxy Statement on or about March 28, 1997.

     Valid Proxies will be voted as specified thereon at the Meeting. Any shareholder giving a Proxy in the accompanying form retains the power to revoke the Proxy at any time prior to its exercise. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. In addition, attendance at the Meeting will not constitute a revocation of a Proxy unless the shareholder affirmatively indicates at the Meeting that such shareholder intends to vote the shares in person.


                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1996, including financial statements audited by Deloitte & Touche LLP, independent accountants, and their report thereon dated January 29, 1997 and a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, is being furnished with this Proxy Statement.

                               VOTING SECURITIES

     The holders of record of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on March 21, 1997 are entitled to vote at the Meeting. At the close of business on March 21, 1997, there were outstanding 3,463,684 shares of Common Stock, each of which is entitled to one vote.

     Unless contrary instructions are indicated on the Proxy, all shares of Common Stock represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named in the Proxy and FOR the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997. The disposition of all business that may properly come before the Meeting, other than the appointment of independent auditors, requires the affirmative vote of a majority of the votes cast at the Meeting. The shares of Common Stock represented by a valid proxy which are not voted by a broker on any matter or which abstain with respect to any matter will not be counted as an affirmative vote in determining whether the matter is approved but will be counted for purposes of determining the presence of a quorum. Because shareholder approval is determined by a percentage of the votes cast at the meeting, abstaining and nonvoting shares will not affect the determination of whether a matter is approved.

     The Company knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. All of the nominees are presently members of the Board of Directors. An affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

     The shares of Common Stock represented by the enclosed Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of
Directors:

                                                         Year First Elected
          Name                                               a Director
          ----                                           ------------------

          Anthony S. Gramer                                     1986
          Robert D. Kemp, Jr.                                   1994
          William McBride III                                   1994
          William F. Pickard                                    1994
          Richard T. Walsh                                      1994

     It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the Proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors. Additional information regarding the nominees is contained under the caption "Management."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 17, 1997. The Company has relied upon information supplied by its officers, directors, and certain shareholders and upon information contained in filings with the Securities and Exchange Commission.

              Directors,
          Executive Officers                                        No. of            Percent of
          and 5% Shareholders                                       Shares              Shares
          -------------------                                       ------            ----------
         Anthony S. Gramer                                         247,470(1)            7.10%
          30200 Telegraph Road
          Birmingham, Michigan 48025
         Michael K. Kaline                                          22,076(2)                *
         Elliott J. Broderick                                       17,096(3)                *
         Robert D. Kemp, Jr.                                         7,591(4)                *
         William McBride III                                         5,045(5)                *
         William F. Pickard                                          3,591(6)                *
         Richard T. Walsh                                            5,045(5)                *
         Directors and Executive Officers as a Group
         (consisting of seven individuals named)                   307,914(7)            8.75%
         Credit Suisse First Boston                                205,880               5.94%
          Paradeplatz 8
          8070 Zurich, Switzerland
         Peter T. Kross                                            220,000               6.35%
          248 Grosse Pointe Blvd.
          Grosse Pointe Farms, MI 48236
         Merrill Lynch Asset Management, L.P.                      294,116(8)            7.83%
          800 Scudders Mill Road
          Plainsboro, New Jersey 08536
         National Westminster Bank Plc                             353,000(9)            9.25%
          175 Water Street
          New York, NY 10038
         The Prudential Insurance Company of America              770,000(10)           19.93%
          751 Broad Street
          Newark, New Jersey 07102-3777
         SAFECO Corporation                                        371,800              10.73%
          SAFECO Plaza
          Seattle, Washington 98185
         Smith Barney, Inc.                                        588,235              16.98%
          1345 Avenue of the Americas
          New York, NY 10105

---------------
*Less than 1%

(1) Includes 4,235 shares registered in Mr. Gramer's name as custodian for a minor child and 19,660 shares subject to vested stock options held by Mr. Gramer. Excludes 1,865 shares owned by Mr. Gramer's son, who shares his household. See "Management--Stock Option Plan."

(2)  Includes 16,610 shares subject to vested stock options. See
     "Management--Stock Option Plan."

(3)  Includes 12,330 shares subject to vested stock options. See
     "Management--Stock Option Plan."

(4)  Includes 1,500 shares subject to vested stock options. See
     "Management--Compensation of Directors."

(5)  Includes 2,500 shares subject to vested stock options. See
     "Management--Compensation ofDirectors."

(6)  Includes 1,792 shares subject to vested stock options. See
     "Management--Compensation of Directors."

(7)  See Notes 1 through 6 above.

(8) Represents shares that may be acquired through conversion of convertible debentures of the Company. Includes 279,411 shares (approximately 7.4% of the Common Stock) beneficially owned by Merrill Lynch Global Allocation Funds, Inc., for which Merrill Lynch Asset Management, L.P. acts as investment adviser.

(9) Represents shares that may be acquired upon the exercise of warrants of the Company held by National Westminster Bank Plc.

(10) Includes, pursuant to SEC rules, 400,000 shares that The Prudential Insurance Company of America has the right to acquire through conversion of convertible debentures of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the filings made by the Company's directors and executive officers, all transactions in and beneficial ownership of the Company's equity securities were reported in a timely manner.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Company consists of five members. Under the Company's Articles of Incorporation, at least three of the Company's Directors must be "Independent" (i.e. not affiliated with the Company). All Directors of the Company serve for terms of one year or until the election of their respective successors. Officers of the Company serve at the pleasure of the Board.

Name                           Age        Title
----                           ---        -----
Anthony S. Gramer              54         President, Chief Executive Officer and Director
Michael K. Kaline              34         Vice President
Elliott J. Broderick           39         Chief Accounting Officer
Robert D. Kemp, Jr.*           56         Director
William McBride III*           37         Director
William F. Pickard*            56         Director
Richard T. Walsh*              61         Director

---------------
*  "Independent" director

     Set forth below is biographical information for the executive officers and the members of the Board of Directors.

     ANTHONY S. GRAMER is the President, Chief Executive Officer and a director of the Company, as well as an associate real estate Broker of the Company. Mr. Gramer joined the Company in 1981 and acquired the Company in 1986. From 1972 until 1981, Mr. Gramer served in various executive capacities at companies in the real estate, banking and mortgage industries. Prior to 1972, Mr. Gramer was a member of the audit staff of Touche Ross & Co. Mr. Gramer is a past chairman of the legislative committee of the Mortgage Bankers Association of Michigan. Mr. Gramer has been a director of the Company since 1986.

     MICHAEL K. KALINE serves as Vice President for the Company. Since joining the Company in 1984, Mr. Kaline has been responsible for overseeing the leasing of the entire portfolio of the Company. In addition, Mr. Kaline is responsible for acquisition, development, and property management and is an associate Broker of the Company.

     ELLIOTT J. BRODERICK is the Chief Accounting Officer of the Company and oversees the accounting and reporting functions of the Company, as well as regulatory and tax compliance, short-term investments, information systems and fiscal planning and budgets. Prior to joining the Company in 1991, Mr. Broderick was employed for seven years by Plante & Moran, Michigan's largest regional CPA firm. Mr. Broderick is a certified public accountant and a licensed real estate salesperson and is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants.

     ROBERT D. KEMP, JR. is a co-founder of Wilson, Kemp and Associates, Inc., where he has served as the President, Chief Operating Officer and a director since 1968. Wilson, Kemp & Associates, Inc. is a wholly-owned subsidiary of Comerica, Inc. In addition, Mr. Kemp currently serves as a director of Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of General Motors Acceptance Corporation. Mr. Kemp also serves as the Treasurer, a director and a member of the Executive Committee of the Detroit and Wayne County Tuberculosis Foundation. Mr. Kemp has been a director of the Company since 1994.

     WILLIAM MCBRIDE III is co-founder, President, Chief Operating Officer and a director of LTC Properties, Inc., a real estate investment trust (REIT). He has been serving in this capacity since August 1992. In addition, he is one of the founders and Chairman of the Board of Assisted Living Concepts, Inc. an AMEX listed owner/operator of assisted living facilities based in Portland, Oregon. Prior to joining LTC Properties, Mr. McBride was employed by Beverly Enterprises, Inc., an owner/operator of long-term care facilities, retirement living facilities and pharmacies, from April 1988 to July 1992, where he served as Vice President, Controller and Chief Accounting Officer. Prior to that, he was employed by Ernst & Young, an international accounting and consulting firm. Mr McBride has been a director of the Company since 1994.

     WILLIAM F. PICKARD has served as the Chairman and Chief Executive Officer of Regal Plastics Company since 1985. Mr. Pickard currently serves as a director of Michigan National Corporation (a bank holding company), WTVS (a Detroit television station), National Association of Black Automotive Suppliers, Detroit Economic Development Corporation, Michigan Cancer Foundation and Detroit Science Center. Mr. Pickard is also a member of the U.S. Advisory Committee for Trade Policy and Negotiations and the Executive Board of the National Association for Advancement of Colored People. From 1983 until 1987, Mr. Pickard was also Chairman of the Board of Directors of the African Development Foundation. Mr. Pickard has been a director of the Company since 1994.

     RICHARD T. WALSH is a business and personal investment consultant at RT Enterprises, where he has been employed since 1992. Mr. Walsh served as the President and Chief Executive Officer of Core Industries, Inc. from 1991 until 1992 and as President and Chief Operating Officer of Core Industries, Inc. from 1986 until 1991. From 1982 until 1992, Mr. Walsh also served as a director of Core Industries, Inc. Mr. Walsh is a Trustee of Walsh College and a member of the Financial Executives Institute. Mr. Walsh has been a director of the Company since 1994.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held four regular meetings and one special meeting during 1996. Each of the directors attended all of the meetings of the Board of Directors and the committees on which he served. Directors fulfill their responsibilities not only by attending board and committee meetings, but also through communication with the Chief Executive Officer and other members of management on matters that affect the Company.

     The Board of Directors has established two standing committees: a two-member Audit Committee consisting of William McBride III and Richard T. Walsh and a two-member Compensation Committee consisting of Robert D. Kemp, Jr. and William F. Pickard.

     The Audit Committee is responsible for approving the scope of the audit and the independent auditors and the range of fees with respect thereto, reviewing with the independent public accountants the plans and results of the overall audit engagement, and reviewing the adequacy of the Company's internal accounting controls. In addition, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors, which appointment is subject to ratification by the shareholders at the annual meeting. The Audit Committee met four times during 1996.

     The Compensation Committee is responsible for determining compensation for the Company's executive officers and administering the Company's 1994 Stock Option Plan. The Compensation Committee met four times during 1996.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996 of those persons who were, during 1996, (i) the chief executive officer and (ii) the other executive officers of the Company whose compensation is required to be disclosed pursuant to the rules of the Securities and Exchange Commission (hereinafter, the "Named Officers"):


                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation              Long-Term Compensation
                           --------------------------------------- ------------------------------
                                                                           Awards         Payouts
                                                                   ---------------------- -------
                                                         Other     Restricted  Securities                 All
                                                        Annual        Stock    Underlying     LTIP       Other
Name and                                              Compensation   Awards(2)  Options(4)  Payouts   Compensation
Principal Position         Year    Salary    Bonus        ($)          ($)        (#)         ($)          ($)
------------------         ----    ------    -----        ---          ---        ---         ---          ---
Anthony S. Gramer,         1996   $287,500    --          --           --        19,500       --           --
President, Chief Executive 1995   $250,000  $60,000       --           --        39,400       --           --
Officer and Director       1994   $214,233  $50,000   $32,253(1)       --        65,000       --           --
Michael K. Kaline, Vice    1996   $125,000    --          --           --        15,250       --           --
President                  1995   $115,000  $50,000       --           --        33,900       --           --
                           1994   $ 85,830  $35,000       --       $72,522(3)    50,000       --           --

(1)  Includes $25,000 air travel allowance.

(2)  See "Incentive Stock."

(3) The dollar value (determined as of the date of grant) of 4,266 shares of restricted stock granted to Mr. Kaline on the date of the Company's initial public offering.

(4)  See "Stock Option Plan."

INCENTIVE STOCK

     In connection with the initial public offering of the Company, Anthony S. Gramer transferred, in the aggregate, 10% of his shares of Common Stock (the "Incentive Shares") to the then other four executive officers of the Company and certain other employees of the Company. The purpose of such transfers was to further align the interests of the executive officers with those of shareholders of the Company and to provide incentives to the executive officers and other employees of the Company to remain in the employ of the Company and to contribute to the future success of the Company through their continued efforts.

     The Incentive Shares were awarded subject to a risk of forfeiture for a period of two years, which expired on June 17, 1996. In the event a holder of Incentive Shares ceased to be employed by the Company prior to the expiration of that two-year period (as was the case with two executive officers and three other employees of the Company), for any reason other than death or disability, his Incentive Shares would be immediately and automatically forfeited, and ownership of such shares would revert to Mr. Gramer.

STOCK OPTION PLAN

     Prior to the initial public offering by the Company, the Company adopted The Malan Realty Investors, Inc. 1994 Stock Option Plan (the "Stock Option
Plan" or "Plan") to enable employees of the Company to participate in the ownership of the Company. The Stock Option Plan is designed to attract and retain executive officers and other key employees of the Company, to encourage a proprietary interest in the Company and to promote the success of the Company's long-term business objectives.

     Under the Stock Option Plan, executive officers and employees of the Company may be granted options to acquire shares of Common Stock of the Company ("Options"). The Plan is administered by the Compensation Committee, which is authorized to select the executive officers and other employees to whom Options are to be granted. No member of the Compensation Committee is eligible to participate in the Stock Option Plan.

     The Compensation Committee, in its discretion, determines the number of Options to be granted to an employee. However, in accordance with the requirements of the Internal Revenue Code for performance-based compensation, the provisions of the Plan limit the aggregate number of option shares that the Compensation Committee may grant to an executive officer during any single year to 100,000 shares.

     The exercise price of each Option is equal to the aggregate fair market value of the underlying shares on the date of grant. With the exception of those Options granted on the date of the Company's initial public offering in 1994, Options vest over a five-year period at the rate of 20% per year, beginning on the first anniversary of the date of grant. The Options granted on the date of the Company's Initial Public Offering vest over a three-year period, in one-third increments, with the initial one-third vesting on the first anniversary of the date of grant. If an optionee's employment is terminated within the first year of the date of grant for any reason other than death, disability, or retirement, the right to exercise the Option is forfeited. If the optionee's employment is terminated more than one year after the date of grant for reasons other than death, disability, retirement, or cause, the Option may be exercised to the extent it was exercisable at the time of termination of employment. If the termination of employment is for cause, the right to exercise the Option is forfeited. If the termination of employment is because of death, disability, or retirement, the Option may be exercised in full. No Option may be exercised after ten years from the date of grant.

Notwithstanding the foregoing paragraph, the Compensation Committee, in its sole and absolute discretion, may accelerate the vesting of any Option that has been held by an optionee for at least six months from the date of grant of the Stock Option.

OPTION GRANTS

   The following table sets forth information on grants of Stock Options during 1996 to the Named Officers.
                             OPTION GRANTS IN 1996

                                           Percent of                                 Potential Realizable
                             Number of        Total                                     Value at Assumed
                             Securities      Options                                     Annual Rates of
                             Underlying    Granted to     Exercise                        Stock Price
                               Options      Employees       Price      Expiration         Appreciation
Name                           Granted       in 1996    ($ per share)      Date         for Option Term(1)
----                         ----------    ----------   -------------  ----------     --------------------
                                                                                          5%        10%
                                                                                          --        ---
Anthony S. Gramer              19,500         36.1%        $14.375       3/18/06       $77,445    $446,746
Michael K. Kaline              15,250         28.2%        $14.375       3/18/06       $60,573    $349,377

---------------

(1) The actual value, if any, that may be realized by each individual will depend on the fair market value of the Common Stock on the date on which the options are exercised. The option term for these option grants is ten years. The appreciation rates used in the table are provided to comply with Item 402(c) of Regulation S-K and do not necessarily reflect the views of management as to the potential realizable value of options.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to Stock Options held by the Named Officers at December 31, 1996. The Named Officers did not exercise any Stock Options during 1996.

                                   Number of Shares               Value of Unexercised
                                Underlying Unexercised                 In-the-Money
                                Options at Year-End(#)            Options at Year-End($)
                             ----------------------------      ----------------------------
Name                         Exercisable    Unexercisable      Exercisable    Unexercisable
----                         -----------    -------------      -----------    -------------
Anthony S. Gramer               7,880           116,020          $22,655         $127,182
Michael K. Kaline               6,780            92,370          $19,942         $106,564

                      REPORT OF THE COMPENSATION COMMITTEE

     Compensation Philosophy. The Company's compensation philosophy has been to pay its officers a competitive salary along with incentive-based compensation. In keeping with this philosophy, in 1994 the Company increased its emphasis on incentive-based compensation by establishing the 1994 Stock Option Plan for employees (including executive officers) in connection with its initial public offering (the "IPO"). In addition, on the IPO date, Anthony S. Gramer, the President and Chief Executive Officer of the Company, contributed 10% of his personally-owned shares of the Company as restricted stock awards to employees of the Company.

     Base Salaries. The 1996 base salaries for the executive officers were established by the Compensation Committee based on a review of each executive officer's salary for the previous year, his position and level of responsibility in the Company, management's assessments of each individual's expected future contribution to the Company, and salaries of named executives of other similar real estate investment trusts. The Committee considers the salaries of the Named Officers to be reasonable under these criteria.

     Bonuses. It is the policy of the Company that the maximum aggregate bonus amount that may be paid to its executive officers and employees in respect of a given year not exceed 50% of the increase in the Company's funds from operations over the previous year. Once the aggregate maximum amount is determined, the Compensation Committee has the discretion to award all or any portion of that bonus pool based on the CEO's recommendation and the Compensation Committee's evaluation of the Company's and each individual's performance.

     No bonus amounts were paid to the executive officers (including the CEO) for 1996 based on the recommendation of the CEO and the fact that the Company's 1996 funds from operations remained relatively constant, increasing 1% over the Company's 1995 funds from operations on a per share basis. The decision not to award bonuses for 1996 in no way reflects on the performance of the executive officers during 1996. The Committee believes that the performance and accomplishments of the executive officers in 1996 was outstanding. However, it is anticipated that such accomplishments will not be reflected in the Company's funds from operations for one to two years. Accordingly, the Committee adopted the recommendations of the CEO that no bonus payments be made for 1996.

     Stock Option Plan. In keeping with the Company's compensation philosophy of emphasizing performance-based programs, the Company maintains The Malan Realty Investors, Inc. 1994 Stock Option Plan (the "Plan") for employees of the Company. The purposes of the Plan are to align the interests of management with those of the shareholders of the Company, to provide employees with incentives to continue in the employ of the Company and to attract new employees with outstanding qualifications. During 1996, stock options were granted to each of the named executive officers.

     Corporate Tax Deduction in Excess of $1 Million a Year. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the Proxy Statement to $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Although the Company does not have a policy that requires the Compensation Committee to qualify compensation awarded to executive officers for deductibility under Section 162(m), the Compensation Committee does consider the cost to the Company in making all compensation decisions. The Company's 1994 Stock Option Plan described in this proxy statement complies with the requirements for performance-based Compensation under Section 162(m).

     Compensation of the CEO. The 1996 base salary of the CEO was determined by the Compensation Committee based upon the Company's performance and the CEO's salary for the previous year. Based on the CEO's recommendation to the Compensation Committee, no discretionary bonus was awarded to the CEO for 1996 for the same reasons that the CEO recommended that no bonus amounts be paid the other executive officers for 1996.

     Going forward, the Compensation Committee will continue to (i) determine the compensation to be paid by the Company to the CEO and the other Named Officers; (ii) from time to time review the compensation and benefits programs, policies and practices of the Company; and (iii) administer the Company's 1994 Stock Option Plan. The Committee is committed to maintaining competitive salary levels for the CEO and other Named Officers of the Company and maintaining an emphasis on performance-based compensation.

                          THE COMPENSATION COMMITTEE
                             Robert D. Kemp, Jr.
                              William F. Pickard

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Composite--500 Stock Index and the NAREIT Equity REIT Total Return Index (the "Equity REIT Index") for the period June 17, 1994, the date on which trading of the Company's Common Stock commenced, through December 31, 1996. The Company has selected the Equity REIT Index because it believes the Equity REIT Index offers shareholders the most meaningful basis for assessing total shareholder return on the Common Stock and comparing it to the results of comparable Real Estate Investment Trusts ("REITs").

                               PERFORMANCE GRAPH

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           MALAN REALTY INVESTORS, INC., THE NAREIT EQUITY REIT TOTAL
                       RETURN INDEX AND THE S&P 500 INDEX

   The following graph assumes that the value of the investment in Malan Realty Investors, Inc. and each of the indices was $100 at the beginning of the period.

                                 [LINE CHART]

                                                    6/17/94        12/31/94      12/31/95       12/31/96
                                                   ----------      --------      --------       --------
    Malan Realty Investors, Inc.                    $ 100.00       $  83.20      $  86.89       $ 127.70
    NAREIT Equity REIT Total Return Index           $ 100.00       $  97.97      $ 112.93       $ 152.75
    S & P 500 Index                                 $ 100.00       $ 104.90      $ 144.16       $ 177.26

     Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT ARRANGEMENTS

     In 1994, the Company entered into an employment agreement with Anthony S. Gramer (the "Agreement") whereby Mr. Gramer agreed to remain in the employ of the Company for a term extending until two years following the Company's initial public offering. The Agreement provides for annual base compensation to Mr. Gramer in the amount of $250,000, subject to an annual review and increase by the Compensation Committee and an annual business travel stipend in the amount of $50,000. (In 1995, the Company and Mr. Gramer agreed that, in lieu of the business travel stipend, the Company would pay directly or reimburse Mr. Gramer for the actual amount of any Company-related travel expenses.) In addition, the Agreement includes provisions restricting Mr. Gramer from competing directly or indirectly with the Company during the term of his employment with the Company and for one year following termination of employment. Following expiration of the initial term, the Agreement will automatically renew for one-year terms unless either party gives the other 90 days' notice terminating such Agreement.

COMPENSATION OF DIRECTORS

     The Company pays its directors who are not employees of the Company an annual fee of $12,000 plus a fee of $1,000 for each quarterly meeting of the Board of Directors attended, plus travel expenses. In 1996, the Company paid, in the aggregate, $64,000 to Messrs. Kemp, McBride, Pickard and Walsh for serving as directors of the Company and as members of a committee of the Board of Directors and also paid $7,185 to Mr. McBride for travel expenses incurred.

     Pursuant to the terms of the Malan Realty Investors, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"), each non-employee director of the Company is automatically granted a non-qualified stock option to purchase 1,000 shares of Common Stock of the Corporation following the Annual Meeting of the Board of Directors. In the event a vacancy arises on the Board following the Annual Meeting of Shareholders in any year and a non-employee Director is nominated to fill such vacancy prior to December 31 of the same year, such non-employee Director would automatically be granted an option to acquire 1,500 shares of Common Stock (in lieu of the normal 1,000 share grant) immediately following the next Annual Meeting of the Board of Directors. Following each Annual Meeting of the Board of Directors thereafter, the non-employee Director would receive the normal 1,000 share grant, assuming he is reelected to the Board.

     The aggregate number of shares of Common Stock issuable under the Directors Stock Option Plan is 80,000, subject to certain adjustments. All options granted must have an exercise price equal to the fair market value of the underlying shares on the date of grant. Options vest upon grant but do not become exercisable by the director until six months following the date of grant. Options remain exercisable until the tenth anniversary of the date of grant or, if earlier, until one year after the director ceases to be a member of the Board for any reason.

     Each of Messrs. Kemp, McBride, Pickard and Walsh were granted options on May 21, 1996 to acquire 1,000 shares of Common Stock at an exercise price of $14.375 per share.

     Under the Company's 1995 Stock Compensation Plan for Non-Employee Directors (the "Stock Compensation Plan"), non-employee directors may make an election each year to receive all or a portion of their director's compensation for the following calendar year in the form of Common Stock of the Company in lieu of cash. Once made, the election is irrevocable for the following year's compensation. The number of shares to be paid to a director in lieu of cash compensation is determined based on the closing price of the Common Stock on the New York Stock Exchange on the day before the compensation is earned by a Director (i.e., the closing price on the day before a Board or committee meeting, as applicable). For 1996, Messrs. Kemp and Pickard received 100% of their directors' compensation in the form of Common Stock of the Company, and Messrs. McBride and Walsh received 50% of their directors' compensation in the form of Common Stock of the Company.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for 1997, subject to shareholder ratification. Deloitte & Touche LLP served as the Company's independent auditors for the year ended December 31, 1996. The Board of Directors recommends that the shareholders vote FOR approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1997. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

     The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects that such representatives of Deloitte & Touche LLP will be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

                         PROPOSALS OF SECURITY HOLDERS

     Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 1998 must be received by the Company at 30200 Telegraph Road, Birmingham, Michigan 48025-4503 by the close of business on November 28, 1997. If the date of such meeting is changed by more than 30 days from the date such meeting is scheduled to be held, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the President. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

                          COSTS OF PROXY SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                        By Order of the Board of Directors,



                                        Anthony S. Gramer
                                        President

March 28, 1997


     [   ]

The Board of Directors recommends a vote FOR items 1, and 2.

1.  ELECTION OF DIRECTORS    FOR all nominees                  WITHHOLD AUTHORITY to vote                *EXCEPTIONS
                             listed below      [X]             for all nominees listed below.  [X]                    [X]

Nominees:  Anthony S. Gramer, Robert D. Kemp, Jr., William McBride III, William F. Pickard and Richard T. Walsh
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)
*Exceptions _____________________________________________________________________________________________________________________

2.  Ratification of Independent Auditors                        3.  In their discretion, the Proxies are authorized to vote upon
    Ratification of Deloitte & Touche LLP as                        such other business as may properly come before the meeting.
    independent auditors for 1997.


    FOR [X]    AGAINST [X]        ABSTAIN [X]




                                                                                                Change of Address or
                                                                                                Comments Mark Here     [X]


                                                                                Please sign exactly as name appears below.  When
                                                                                shares are held by joint tenants, both should sign.
                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as such.
                                                                                If a corporation, please sign in full corporate
                                                                                name by President or other authorized officer.  If
                                                                                a partnership, please sign in partnership name by
                                                                                authorized person.

                                                                                Dated: _______________________________________, 1997

                                                                                ____________________________________________________
                                                                                                    Signature

                                                                                ____________________________________________________
                                                                                              Signature if held jointly

                                                                                Votes must be indicated
                                                                                (x) in Black or Blue ink.  [X]

PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE PAID ENVELOPE.




                          MALAN REALTY INVESTORS, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 1997

     The undersigned hereby appoints each of Anthony S. Gramer, Michael K. Kaline and Elliott J. Broderick, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Malan Realty Investors, Inc. on Thursday, May 15, 1997, and at any adjournment thereof, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournment thereof. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN FAVOR OF ITEMS (1) AND (2) IF NO INSTRUCTION IS PROVIDED.

     If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said Proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.


                     (Continued and to be SIGNED and dated on the reverse side.)


                                        MALAN REALTY INVESTORS, INC.
                                        P.O. BOX 11086
                                        NEW YORK, N.Y. 10203-0086